EXHIBIT 10.47

DealPoint ID #	TBD

Statement of Work

(“SOW”)

Addresses and contacts for notices

“Microsoft”	“Vendor Personnel”
Company Name: Microsoft	Company Name: Touchpoint Metrics, Inc. DBA MCorp Consulting
Primary Contact:	Vendor Personnel Name(s): Michael Hinshaw Gary Batroff Denise della Santina
Address:	Address: 201 Spear Street, Suite 1100, San Francisco, CA 94105
Phone number:	Phone number: 415-526-2290
Fax number:	Fax number: 415-526-2650
Email (if applicable):	Email (if applicable): admin@mcorpconsulting.com
Secondary Contact:	Secondary Contact: Lisa Hamilton (Accounting)

SOW Effective Date:	12/16/13
SOW Expiration Date:	3/15/14

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Agreed and accepted

Microsoft	Supplier
Microsoft Signature:	Supplier Signature:
Microsoft Name: Sasha Frljanic	Supplier Name: Michael Hinshaw
Microsoft Title: Dir. IT Architecture, SEA	Supplier Title: Managing Director
Microsoft Date: Jan. 17th 2014	Supplier Date: December 10, 2013

This SOW, executed in accordance with the terms of that certain Microsoft Master Vendor Agreement (MMVA) (the “Agreement”) dated October 10, 2012 between Microsoft and Vendor, is entered into by the parties and effective as of the SOW Effective Date above.

1.	Description of Services

Pursuant to and in conformance with any standards and/or specifications which may be provided by Microsoft to Vendor from time to time, Vendor Personnel shall deliver to and/or perform for Microsoft the following goods, services and/or other items or materials as a work made for hire (collectively, the “Services”).

MCorp will apply its proven approach to assist the Microsoft Information Technology organization (MSIT) and the Customer Experience Management team from Strategic Enterprise Services (SEA) to help the #digital team codify the end-to-end meeting experience for Microsoft FTEs, through the development of a set of three personas (meeting attendees) that are uniquely identified in meetings workstream, their touchpoints and creation of “As-Is” (current state) journey maps for each.

Specifically, MCorp will assist MSIT and SEA to support the #digital vision of providing ‘Meetings as a Service’ by:

·	Providing #digital a better understanding of the current experience of meeting attendees (‘customers’), including the “current state” of the end-to-end meeting experience.

·	Understand what issues cause poor experiences, including:

o	the weighted importance of these issues as factors driving the meeting experience, and

o	the relative importance and effectiveness of the various touchpoints, systems, interactions and processes which contribute to the overall meeting experience.

·	Identifying opportunities for improvement, including the possibility of “Quick Wins”

MCorp will work side-by-side with MSIT and SEA as a team to accomplish the engagement objectives.

These end-to-end lifecycle views will uncover major issues and needs, touching multiple business processes, systems and functions while informing, guiding and supporting meeting experience improvement findings and recommendations for #digital MEETINGS WORKSTREAM.

The key activities for each phase of work are as follows:

Phase 1: Immersion

-	Project Kick-Off and Scheduling

-	Data Gathering and Desk Research (Primary and Secondary sources)

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-	Preliminary 1-to-1 Stakeholder Interviews (~4)

-	Goals and Objectives Articulation

-	Research Plan and Sampling Strategy

Phase 2: Insights

-	Extended Stakeholder Interviews (~6)

-	Persona Mapping Workshop (~12-15 attendees)

-	Touchpoint Mapping Workshop (~15-20 attendees)

-	Touchpoint Inventories (Draft)

-	Journey Map Framework

Phase 3: Findings

-	Persona Development (3 Primary Persona)

-	Current State Journey Maps (1 Each for 3 Primary Persona)

-	Touchpoint Inventories (Final)

-	Working Strategy Session (Findings Validation)

-	Findings Development

-	Stakeholder Presentation

All Services shall be treated as Microsoft Confidential Information unless otherwise designated by Microsoft.

2.	Deliverables/Delivery Schedule

Vendor Personnel shall complete and deliver all Services to Microsoft on or before March 15, 2014.  The milestone delivery schedule for the Services, if applicable, shall be as follows:

Milestone #	Brief Description of Services to be completed by Vendor Personnel and delivered to Microsoft	Due on or Before
1	Phase 1 deliverables including the completion of the project kick-off and Research Plan	12/13/13
2	Phase 2 deliverables including the completion of persona and touchpoint mapping workshops	1/31/14
3	Phase 3 deliverables including the completion of current state journey maps and presentation of findings and recommendations	2/28/14

3.	Payment

3.1	Services Fees

As complete and final payment for Services which has been completed and delivered by Vendor Personnel to Microsoft and which has been accepted by Microsoft, Microsoft shall pay Vendor:

  flat fee of ________________ U.S. Dollars ($                                                                              _________ USD).

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or

  total fee not to exceed eighty two thousand, five hundred U.S. Dollars ($82,500 USD) in accordance with the following milestone payment schedule:

Milestone #	Not to Exceed Payment Amount	Delivery/Payment Date
1	$25,000.00	12/19/13
2	$25,000.00	1/31/14
3	$25,000.00	2/28/14
Sub-Total	$75,000.00
Travel Expenses (if any – see Section 3.2, below)	$7,500.00	As incurred
Total	$82,500.00

or

  total fee not to exceed ________ U.S. Dollars ($________USD) in accordance with the weekly rate of ________ U.S. Dollars ($________USD).

3.2	Expenses: (choose one of the below)

As reflected in Section 3.1, above, Microsoft shall reimburse Vendor up to seven thousand five hundred US Dollars ($7,500.00 USD) for pre-approved, reasonable and actual travel and travel-related expenses incurred by Vendor Personnel in connection with the performance of the Services.  All travel expenses hereunder are subject to Microsoft’s review and the Microsoft Travel Policy and Vendor or Vendor Personnel must submit appropriate documentation evidencing expenses to be reimbursed.

OR

Vendor shall bear sole responsibility for all expenses incurred in connection with the performance of the Services, unless otherwise agreed to in writing by Microsoft.

4.	Relationship of the Parties

(a)
No employment. The Agreement or this SOW does not create an employment relationship between Microsoft and Vendor or Vendor Personnel. Vendor’s employees, independent contractors, personnel and/or subcontractors (collectively referred to as “Vendor Personnel”) are not Microsoft employees.

(b)
Vendor is responsible for and will pay all wages, fringe benefits, payroll taxes, insurance, work schedules, and work conditions with respect to the Vendor Personnel, and for all other costs incurred by it in connection with its business, including but not limited to travel, rent, and the cost of supplies and materials, except as may have been approved by Microsoft in accordance with section this SOW.   Upon Microsoft’s request, Vendor will provide Microsoft with satisfactory proof of employment status of the assigned Resources.

(c)
Vendor will be responsible for and pay all costs of conducting its business, including, but not limited to, the expense and responsibility for any applicable insurance or city, county, state or federal licenses, permits, taxes or assessments of any kind. Vendor will be responsible for payment of any taxes imposed on Vendor including, but not limited to, income taxes, Social Security and Medicare taxes, and worker’s compensation premiums.   Vendor will indemnify Microsoft and hold it harmless from paying such business costs or taxes.

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(d)
Vendor will defend, indemnify and hold harmless Microsoft and any of its parent, subsidiary or related companies, officers, managers, directors, employees and agents, for any claims, damages, judgments, settlement, costs or expenses incurred by Microsoft as a result of any action instituted by Vendor Personnel against Microsoft, including but not limited to any claims for wages, fringe benefits, or other compensation under federal or state law, any claims related to Vendor’s employment of or contract with Vendor Personnel, and any claims challenging the Vendor’s right to dismiss or sever contractual ties with its Vendor Personnel.  Similarly, Vendor will defend, indemnify and hold Microsoft harmless for any other third-party claims, judgments, settlements, costs, fines or penalties related to the employment status of the Vendor Personnel.

5.	Other

Estimated expenses in clause 3.2 Expenses above include any reasonable and necessary out-of-pocket expenses such as workshop materials, courier transcription fees and focus group platform fees.  All expenses will be billed as incurrent, with no additional mark up or margin added by MCorp Consulting.

Reporting, technical requirements, attendance, Microsoft materials provided, or acceptance criteria, if any, in addition to the terms included in the Agreement/Purchase Order, are described below:

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